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                                                                     EXHIBIT 10

             NOTICE AND AGREEMENT REGARDING CONVERSION AND TENDER

  THIS NOTICE AND AGREEMENT (this "Agreement") is made as of August 14, 1996, by and among ORCHARD SUPPLY HARDWARE STORES CORPORATION, a Delaware corporation (the "Company"), GROVE ACQUISITION CORP., a Delaware corporation (the "Purchaser"), SEARS, ROEBUCK AND CO., a New York corporation (the "Parent"), FS EQUITY PARTNERS III, L.P., a Delaware limited partnership ("FSEP III"), FS EQUITY PARTNERS INTERNATIONAL, L.P., a Delaware limited partnership ("FSEP International," and collectively with FSEP III, the "FS Entities"), CHASEMELLON SHAREHOLDER SERVICES, L.L.C. (the "Transfer Agent" and the "Depositary").

                                R E C I T A L S
                                ---------------
  WHEREAS, the Purchaser has agreed to file a tender offer on Schedule 14D-1 (the "Offer") to acquire any and all shares of common stock, $.01 par value per share (the "Common Stock") of the Company upon the terms and subject to
the conditions of the Agreement and Plan of Merger dated as of August    ,
1996, among the Parent, the Purchaser and the Company (the "Merger Plan");

  WHEREAS, the FS Entities collectively own 800,000 shares of the Company's 6% Cumulative Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"); and

  WHEREAS, the FS Entities are prepared to convert their Preferred Stock into Common Stock and to tender such Common Stock into the Offer if, and only if, such Common Stock is to be accepted for purchase and payment pursuant to the Offer.

                              W I T N E S S E T H
                              -------------------
  NOW, THEREFORE, in consideration of the covenants and agreements of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

    1. Delivery. The FS Entities hereby give notice to the Company that the FS Entities intend to effect the conversion of the FS Entities' Preferred Stock in accordance with the terms of this Agreement and agree to deliver the Preferred Stock certificates to the Transfer Agent and Depositary prior to the expiration of the Offer. The FS Entities hereby agree to convert the Preferred Stock into Common Stock, with such conversion to be effective as of the close of business on the business day immediately prior to, and subject to, the acceptance of such shares of Common Stock by Purchaser for purchase and payment pursuant to the Offer, with such acceptance to be evidenced by Purchaser's notification of acceptance to the Depositary and to the Transfer Agent. The conversion of the Preferred Stock into Common Stock and the issuance of certificates evidencing such shares of Common Stock by the Transfer Agent is subject to and expressly conditioned upon the acceptance by Purchaser of the Common Stock for purchase and payment pursuant to the Offer. The Transfer Agent shall not convert such Preferred Stock into Common Stock until the Depositary has received notice from the Purchaser to accept Common Stock for payment.

    2. Stock Certificates. Upon the conversion of the Preferred Stock into Common Stock contemplated by Section 1 of this Agreement, the Transfer Agent shall prepare stock certificates (the "FS Certificates") evidencing the ownership of 1,235,416 shares of Common Stock by FS Equity Partners III, L.P. (tax identification number 95-4437287) and 44,584 shares of Common Stock by FS Equity Partners International, L.P. (tax identification number 98-0151673) (collectively, the "FS Shares"). The address of record for both FSEP III and FSEP International is 11100 Santa Monica Boulevard, Los Angeles, California

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  90025. The FS Shares shall be issued with such legend or legends as presently are required with regard to the Preferred Stock.

    3. Letters of Transmittal.

      a. Delivery. Upon receipt of notice from the Purchaser that the Common Stock is to be accepted for purchase and payment pursuant to the Offer and this Agreement, the Transfer Agent hereby agrees to deliver the FS Certificates to the Depositary as shares tendered by the FS Entities and delivered to the Depositary pursuant to the Offer. The FS Entities will complete letters of transmittal with respect to such shares of Common Stock and deliver such letters of transmittal prior to the expiration of the Offer (collectively, the "FS Letters of Transmittal").

      b. Effectiveness. Such FS Letters of Transmittal shall become effective with respect to the shares of Common Stock evidenced by the FS Certificates upon the issuance of such shares by the Transfer Agent.

    4. Proceeds. Upon acceptance of shares of Common Stock for payment by the Purchaser pursuant to the Offer, and subject to the terms and conditions hereof, the Purchaser shall cause the Depositary to wire the proceeds of the purchase price for the FS Shares in same day funds (the "FS Proceeds") to each of the FS Entities to the accounts provided in the FS Letters of Transmittal, or otherwise provided in writing by the FS Entities.

    5. Purchaser's Acknowledgment. The Purchaser hereby acknowledges that it consents to and agrees to the procedures contemplated by this Agreement. The Purchaser hereby acknowledges that such procedures comply with the FS Entities' obligations under Section 4 and 5 of that certain Stockholder
  Tender and Option Agreement, dated as of August   , 1996, by and among the
  Purchaser, the Parent and the FS Entities.

    6. Indemnification. The Purchaser and the Parent jointly and severally covenant to indemnify and hold you and your officers, directors, employees, agents, contractors, subsidiaries and affiliates harmless from and against any loss, liability, damageor expense (including without limitation any loss, liability, damage or expense incurred for submitting for transfer Shares tendered without a signature guarantee pursuant to the Letter of Transmittal, or in connection with any communication or message transmitted or purported to be transmitted through electronic means to or from a book-entry transfer facility, and the reasonable fees and expenses of counsel) incurred (a) without gross negligence or bad faith or (b) as a result of your acting upon the instruction of or failing to take an action if so instructed by the Purchaser, Parent, any dealer-manager or information agent, arising out of or in connection with the Offer, this Agreement or the administration of your duties hereunder, including without limitation the reasonable costs and expenses of defending and appealing against any action, proceeding, suit or claim in the premises. In no case shall the Purchaser or the Parent be liable under this indemnity with respect to any action, proceeding, suit or claim against you unless the Purchaser or the Parent shall be notified by you, by letter or by telex or facsimile transmission confirmed by letter, of the written assertion of any action, proceeding, suit or claim made or commenced against you, promptly after you shall have been served with the summons or other first legal process or have received the first written insertion giving information as to the nature and basis of the action, proceeding, suit or claim, but failure so to notify the Purchaser or the Parent shall not release the Purchaser or the Parent of any liability which it may otherwise have on account of this Agreement. The Purchaser or the Parent shall be entitled to participate at its own expense in the defense of any such action, proceeding, suit or claim. Anything in this agreement to the contrary notwithstanding, in no event shall you be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if you have been advised of the likelihood of such loss or damage and regardless of the form of action.

    7. Parties in Interest. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

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    8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

    9. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and supersede all prior negotiations, agreements and understandings among the parties with respect to such subject matter.

    10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same Agreement.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of August 14, 1996.

                                          ORCHARD SUPPLY HARDWARE STORES
                                           CORPORATION

                                          By: _________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                          GROVE ACQUISITION CORP.

                                          By: _________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                          SEARS, ROEBUCK AND CO.

                                          By: _________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                          FS EQUITY PARTNERS III, L.P.

                                          By: FS Capital Partners, L.P.
                                          Its: General Partner

                                          By: FS Holdings, Inc.
                                          Its: General Partner

                                          By: _________________________________
                                          Name: _______________________________
                                          Title: ______________________________

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                                          FS EQUITY PARTNERS INTERNATIONAL,
                                           L.P.

                                          By: FS&Co. International, L.P.
                                          Its: General Partner

                                          By: FS International Holdings
                                           Limited
                                          Its: General Partner

                                          By: _________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                          CHASEMELLON SHAREHOLDER SERVICES,
                                           L.L.C., as Transfer Agent and
                                           Depositary

                                          By: _________________________________
                                          Name: _______________________________
                                          Title: ______________________________

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